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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported): March 3, 2023
INDIE SEMICONDUCTOR, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-40481	88-1735159
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

32 Journey Aliso Viejo, California	92656
(Address of Principal Executive Offices)	(Zip Code)
Registrant’s telephone number, including area code: (949) 608-0854
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A common stock, par value $0.0001 per share	INDI	The Nasdaq Stock Market LLC
Warrants, each whole warrant exercisable for one share of Class A common stock for $11.50 per share	INDIW	The Nasdaq Stock Market LLC
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☒
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

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INTRODUCTORY NOTE

On March 3, 2023, indie Semiconductor, Inc., a Delaware corporation (“indie”), completed the acquisition of GEO Semiconductor Inc., a Delaware corporation (“GEO”), pursuant to that Agreement and Plan of Merger, as amended (the “Merger Agreement”) by and among indie, GEO, Gonzaga Merger Sub Inc., a Delaware corporation and wholly owned subsidiary of indie (“Merger Sub”), and Shareholder Representative Services LLC, a Colorado limited liability company, solely in its capacity as the Securityholders’ Agent (the “Securityholders’ Agent”), whereby GEO merged with and into Merger Sub (the “Merger”), with GEO surviving as a wholly owned subsidiary of indie. The entry into the Merger Agreement was previously announced by indie in its Current Report on Form 8-K filed on February 10, 2023 (the “Prior Form 8-K”).

Item 1.01 Entry into a Material Definitive Agreement.

In connection with the consummation of the Merger, indie entered into a registration rights and lock-up agreement (the “Registration Rights Agreement”) with GEO and the Securityholders’ Agent on behalf of the Effective Time Holders (as defined in the Merger Agreement), pursuant to which, among other things, indie agrees to file a Shelf Registration on Form S-1 or Form S-3 (if indie is then eligible to use Form S-3) with respect to the Stock Consideration (as defined below), within thirty (30) days of the closing of the Merger, subject to agreed-upon lock-up provisions.

The foregoing description of the Registration Rights Agreement and the transactions contemplated thereby are qualified in their entirety by reference to the Registration Rights Agreement, a copy of which is included as Exhibit 10.1 hereto and which is incorporated herein by reference.

Item 2.01 Completion of Acquisition or Disposition of Assets.

The information set forth above under the heading “Introductory Note” of this Current Report on Form 8-K is incorporated herein by reference.

The aggregate consideration for the Merger is $270 million (the “Purchase Price”), of which $90 million was paid in cash at closing (the “Cash Consideration”) and approximately 9.4 million shares of indie shares of Class A common stock, par value $0.0001 per share (the “Common Stock”) were issued at closing (the “Initial Stock Consideration”), subject to certain holdbacks as described in the Merger Agreement. In addition, if certain performance targets are exceeded over an 18-month post-closing period (the “Earnout Period”), up to $90 million will be payable in Common Stock or cash, at indie’s election, with a value collared between $8.50 and $11.50 per share (the “Earnout Consideration” and, together with the Initial Stock Consideration, the “Stock Consideration”) (the Stock Consideration and Cash Consideration are referred to collectively herein as the “Merger Consideration”). The Purchase Price is subject to working capital and other adjustments as provided in the Merger Agreement.

Pursuant to the Merger Agreement, at the effective time of the Merger (the “Effective Time”), other than any shares held in GEO’s treasury, shares held by indie, GEO or their respective subsidiaries, or any shares subject to dissenters’ rights, each outstanding share of GEO capital stock automatically converted into the right of the holder of such GEO capital stock to receive: (i) its portion of the $90 million dollars in cash that is payable at closing (the “Cash Consideration”), if any, (ii) its portion of the Initial Stock Consideration, if any, and (iii) its portion of any Earnout Consideration, if any, in each case to be issued with respect to such share to the former holder thereof in accordance with the terms of GEO’s Certificate of Incorporation and the Merger Agreement. The outstanding GEO convertible notes were terminated and cancelled pursuant to the Merger Agreement and note surrender agreements delivered at or prior to closing.

In addition, at the Effective Time, GEO stock options (“Options”) held by individuals who are Continuing Employees (as defined in the Merger Agreement) were either terminated or vested on an accelerated basis and terminated, as applicable, as follows: the portion of such Options that is vested prior to 11:59 p.m. Pacific Time the day prior to the closing date were terminated, and if any such holder executed and delivered to indie the applicable equity award termination agreement at or prior to the closing, each such Option was substituted for the right to receive a portion of the Merger Consideration (as defined in the Merger Agreement), if any, with respect to each share of Common Stock subject to such Option, net of the exercise price owed under such Option. All other Options became vested and exercisable and any outstanding Options at the Effective Time were terminated. Each restricted stock unit representing the right to receive one share of Series C Preferred Stock (each an “RSU”) was terminated at the Effective Time, and if any holder of RSUs executed and delivered to indie the applicable equity award termination agreement at or prior to the closing, such RSU holder received a portion of the Merger Consideration with respect to each share of Series C Preferred Stock underlying such RSU. All other GEO equity awards outstanding at the closing were cancelled, terminated, and extinguished without consideration.

Additional information and details of the Merger Agreement were previously disclosed in Item 1.01 of the Prior Form 8-K, which is incorporated by reference into this Item 2.01. The foregoing description of the Merger Agreement and the transactions
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contemplated thereby are qualified in their entirety by reference to the Merger Agreement, a copy of which is included as Exhibit 2.1 hereto and which is incorporated herein by reference.

Item 3.02 Unregistered Sales of Equity Securities.

In connection with the Merger, indie issued approximately 9.4 million shares of Common Stock at the closing, subject to certain holdbacks as described in the Merger Agreement, and may issue up to a maximum of approximately 10.6 million shares of Common Stock to the then existing securityholders of GEO assuming full achievement of the earnout targets over the Earnout Period and the lowest price per share under the collar arrangement ($8.50 per share). The exact number of shares of Common Stock to be issued will depend upon whether earnout targets are achieved, the market value of the Common Stock, the working capital and other adjustments to the Purchase Price set forth in the Merger Agreement, including offsets, if any, for indemnification obligations, and whether Earnout Consideration will be paid in cash or Common Stock, at indie’s election. The shares of Common Stock were issued, and after the Earnout Period will be issued, in reliance on an exemption from the registration requirements of the Securities Act of 1933 (the “Securities Act”) provided by Section 4(a)(2) of the Securities Act.

The additional information set forth in Item 2.01 of this Current Report on Form 8-K regarding the issuance of the shares of indie Common Stock to the GEO stockholders in connection with the Merger is incorporated by reference herein.

Forward Looking Statements

This Current Report on Form 8-K contains “forward-looking statements” within the meaning of federal and state securities laws. Such statements can be identified by words such as “will likely result,” “expect,” “anticipate,” “estimate,” “believe,” “intend,” “plan,” “project,” “outlook,” “should,” “could,” “may” or words of similar meaning and include, but are not limited to, statements regarding our future business and financial performance and prospects, including our expectations regarding the transactions described in this Current Report on Form 8-K. Such forward-looking statements are based upon the current beliefs and expectations of our management and are inherently subject to significant business, economic and competitive uncertainties and contingencies, many of which are difficult to predict and generally beyond our control. Actual results and the timing of events may differ materially from the results included in such forward-looking statements. Investors are cautioned not to place undue reliance on the forward-looking statements in this Current Report on Form 8-K, which information set forth herein speaks only as of the date hereof. The Company does not undertake, and it expressly disclaims, any intention or obligation to update any forward-looking statements made in this Current Report on Form 8-K, whether as a result of new information, future events or otherwise, except as required by law. A list and description of risks, uncertainties and other factors that could cause or contribute to differences in the Company’s results can be found in its filings with the SEC, including its most recent Annual Report on Form 10-K and subsequent filings. The Company qualifies all of its forward-looking statements by these cautionary statements.

Item 9.01 Financial Statements and Exhibits.

(a) Financial Statements of Business Acquired

The financial information required by Item 9.01(a) of this Current Report on Form 8-K has not been included with this filing and will be filed by amendment to this Current Report on Form 8-K not later than seventy-one (71) calendar days after the date that this Current Report on Form 8-K must be filed.

(b) Pro Forma Financials

The financial information required by Item 9.01(b) of this Current Report on Form 8-K has not been included with this filing and will be filed by amendment to this Current Report on Form 8-K not later than seventy-one (71) calendar days after the date that this Current Report on Form 8-K must be filed.

(d) Exhibits

Exhibit No.	Description
2.1*
Agreement and Plan of Merger, dated as of February 9, 2023, by and among indie, GEO, Merger Sub and Shareholder Representative Services LLC , as Securityholders’ Agent (Incorporated by reference to Exhibit 2.1 of indie’s Current Report on Form 8-K filed with the Securities and Exchange Commission on February 10, 2023)

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10.1*	Registration Rights and Lock-Up Agreement, dated as of March 3, 2023, by and among indie, GEO, and the Securityholders’ Agent
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

* Schedules, exhibits and similar supporting attachments to this exhibit are omitted pursuant to Item 601(a)(5) of Regulation
S-K. We agree to furnish a supplemental copy of any omitted schedule or similar attachment to the SEC upon request.
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SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INDIE SEMICONDUCTOR, INC.

March 3, 2023	By:	/s/ Thomas Schiller
		Name:	Thomas Schiller
		Title:	Chief Financial Officer & EVP of Strategy (Principal Financial Officer)
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